UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2013

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063		94063
(Address of Principal Executive Offices)		(Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modiciation to Rights of Security Holders.

The Rights Agreement, dated September 3, 2012, between Codexis, Inc. (the “Company”) and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agreement”), and all preferred stock purchase rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement (the “Rights”), expired in accordance with the terms of the Rights Agreement at 5:00 p.m., New York time, on September 2, 2013. Therefore, the shares of the Company’s common stock are no longer accompanied by the Rights, and the Rights Agreement is of no further force or effect. The terms of the Rights Agreement and the Rights are further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2012 (the “Prior 8-K”). The foregoing description of the terms of the Rights Agreement and the Rights issued thereunder is qualified in its entirety by reference to the full text of the Rights Agreement, which is included as Exhibit 4.1 to the Prior 8-K and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2013

CODEXIS, INC.

By:	/s/ Douglas T. Sheehy

Name:	Douglas T. Sheehy
Title:	Senior Vice President, General Counsel and Secretary